                                                                    EXHIBIT 10.4


                                    FORM OF

                     TIME WARNER ENTERTAINMENT COMPANY, L.P.

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP




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                               TABLE OF CONTENTS

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ARTICLE I               DEFINITIONS............................................................................1
           1.1          Definitions............................................................................1
           1.2          Interpretation........................................................................12

ARTICLE II              ORGANIZATION; PURPOSE AND POWERS......................................................13
           2.1          Name..................................................................................13
           2.2          Term..................................................................................13
           2.3          Principal Office......................................................................14
           2.4          Delaware Office; Agent for Service of Process.........................................14
           2.5          Purpose and Powers....................................................................14

ARTICLE III             DISPOSITION; ADDITIONAL PARTNERS; RIGHT OF FIRST REFUSAL; WITHDRAWAL..................14
           3.1          Disposition; Additional Partners......................................................14
           3.2          Withdrawal by Partner.................................................................15
           3.3          Substitution of General Partner.......................................................15
           3.4          Change in Interests...................................................................16

ARTICLE IV              PARTNERSHIP CAPITAL...................................................................16
           4.1          Recapitalization of Partnership Interests.............................................16

ARTICLE V               DISTRIBUTIONS.........................................................................16
           5.1          Mandatory Distribution of Preferred Return............................................16
           5.2          Mandatory Redemption of Preferred Component...........................................17
           5.3          Tax Distributions.....................................................................17
           5.4          Discretionary Distributions...........................................................17
           5.5          Limitation on Distributions...........................................................17
           5.6          No Distributions Under Original Agreement.............................................18

ARTICLE VI              CAPITAL ACCOUNTS; ALLOCATIONS.........................................................18
           6.1          Capital Accounts......................................................................18
           6.2          Allocations of Preferred Profit; Residual Net Profit..................................18
           6.3          Allocations of Residual Net Loss......................................................19
           6.4          Regulatory Tax Allocations............................................................19
           6.5          Allocations for Tax Purposes..........................................................20

ARTICLE VII             MANAGEMENT............................................................................20
           7.1          Powers of the General Partner.........................................................20
           7.2          Powers of Limited Partners............................................................21
           7.3          Liability of Partners.................................................................21
           7.4          Exculpation and Indemnification.......................................................21
           7.5          Certain Tax Matters...................................................................23
           7.6          Transactions with General Partner.....................................................23
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ARTICLE VIII            DISSOLUTION OF THE PARTNERSHIP........................................................23
           8.1          Dissolution...........................................................................23
           8.2          Resignation...........................................................................24
           8.3          Winding-Up of the Partnership.........................................................24
           8.4          No Recourse Against any Partner.......................................................25

ARTICLE IX              BOOKS AND RECORDS.....................................................................25
           9.1          Fiscal Year...........................................................................25
           9.2          Maintenance of Books and Records......................................................25
           9.3          Financial Statements; Tax Matters.....................................................25
           9.4          Tax Allocations and Reports...........................................................26

ARTICLE X               MISCELLANEOUS.........................................................................27
           10.1         Confidential Information..............................................................27
           10.2         Amendments; Waiver....................................................................28
           10.3         Additional Issuances..................................................................28
           10.4         Successors and Assigns................................................................28
           10.5         No Waiver.............................................................................29
           10.6         Severability..........................................................................29
           10.7         No Right to Set-Off...................................................................29
           10.8         Survival of Rights, Duties and Obligations............................................29
           10.9         Further Assurances....................................................................29
           10.10        Competing Activities..................................................................29
           10.11        Corporate Opportunities...............................................................30
           10.12        Guarantees............................................................................30
           10.13        Effect of AT&T - Comcast Merger.......................................................31
           10.14        Notices...............................................................................31
           10.15        Counterparts; Effectiveness...........................................................32
           10.16        No Right to Partition.................................................................32
           10.17        Entire Agreement; No Third Party Beneficiaries........................................32
           10.18        Governing Law.........................................................................33

Schedule 4.1            Prior Partnership Interests
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                                       ii

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ("Agreement"), dated as of ________, 200[ ], of TIME WARNER ENTERTAINMENT COMPANY, L.P., a Delaware limited partnership (the "Partnership"), by and among Time Warner Cable Inc., a Delaware corporation, as the general partner of the Partnership ("TWC" or the "General Partner"), and MediaOne of Colorado, Inc., a Colorado corporation(1) ("MediaOne"), American Television & Communications Corporation, a Delaware corporation ("ATC"), and solely for the purposes of being bound by Section 10.12 of this Agreement, AT&T Corp.(2), a New York corporation, and AOL Time Warner Inc., a Delaware corporation ("AOLTW"), and solely for the purpose of Section 9.4 of this Agreement, Warner Communications Inc., a Delaware corporation ("WCI").

                WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Act (as defined herein);

                WHEREAS, the General Partner and the Limited Partners now wish to amend and restate, in its entirety, the Agreement of Limited Partnership, dated as of October 29, 1991, as amended to date (the "Original Agreement") as set forth below.

                NOW, THEREFORE, the General Partner and the Limited Partners hereby amend and restate the Original Agreement in its entirety to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Definitions. When used in this Agreement, the following terms shall have the meanings set forth below (all terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

        "Accountants" means Ernst & Young LLP or such other nationally recognized public accountants of the Partnership as may be selected from time to time by the General Partner.

        "Act" means the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 Section 17-101 et seq.).

        "Adjusted Capital Account Deficit" means, with respect to each Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:


------------------------

(1) If MediaOne of Colorado has transferred its interest to an FCC mandated trust prior to the closing, then the trust shall be party to this Agreement instead of MediaOne.

(2) In the event that the AT&T - Comcast merger is completed prior to the execution hereof, AT&T Comcast shall replace AT&T as a signatory to this Agreement

                (a) Credit to such Capital Account any amount which such Partner is obligated to restore or is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and (without duplication) 1.704-2(i)(5); and

                (b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Affiliate" means, as to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person; provided that, for purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of equities securities, by contract or otherwise; provided, further, that, solely for purposes of this definition of Affiliate, with respect to any Person, a Disposition Trust (and any Person controlled by such Disposition Trust) shall be deemed to be controlled by such Person.

        "Agent" means, with respect to any Person, such Person's officers, directors, employees, consultants, attorneys, accountants, representatives and agents.

        "Agreement" means this Amended and Restated Agreement of Limited Partnership, as amended, restated or modified from time to time, including any Exhibits or Schedules attached hereto.

        "AOLTW" has the meaning set forth in the preamble.

        "AOLTW Partner" means ATC in its capacity as a limited partner of the Partnership and shall include any transferee thereof admitted to the partnership in accordance with Section 3.1.

        "Applicable Law" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, Governmental Approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, applicable to such Person or its Subsidiaries or their respective assets.

        "ATC" has the meaning set forth in the preamble.

        "AT&T" means AT&T Corp., a New York corporation; provided that, except as otherwise specifically provided herein, following consummation of the AT&T - Comcast Merger, all references to "AT&T" shall mean AT&T Comcast and shall no longer mean AT&T Corp.

        "AT&T Comcast" means AT&T Comcast Corporation, a Pennsylvania corporation.

        "AT&T - Comcast Merger" has the meaning set forth in the Restructuring Agreement.

        "ATC Capital Account" means the Capital Account of the ATC Partnership Interest.

        "ATC Partnership Interest" has the meaning set forth in Section 4.1(a).

        "ATC Common Sub-Account" means the excess of the ATC Capital Account over the ATC Preferred Sub-Account.

        "ATC Percentage Interest" means 1%.

        "ATC Preferred Sub-Account" means, prior to the Preferred Redemption Date, the portion of the ATC Capital Account that includes the Preferred Amount plus (x) all allocations of Preferred Net Profit pursuant to Section 6.2(a), minus (y) (i) all distributions pursuant to Section 5.1 and (ii) all allocations of Residual Net Loss pursuant to Section 6.3(b)(ii).

        "Bankruptcy" of a Partner means (i) the filing by such Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by such Partner of any assignment for the benefit of its creditors or the admission by such Partner in writing of its inability to pay its debts as they mature or (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such Partner, or an involuntary petition seeking liquidation, reorganization, arrangements, composition, dissolution or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

        "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are not required to be open in New York City.

        "Capital Account" means, for each Partner, the Capital Account established for such Partner pursuant to Article VI.

        The Capital Account of each Partner on the date hereof (after giving effect to the conversion described in Section 4.1) shall be as follows:

        (1) The Capital Account of ATC with respect to the Preferred Component of the ATC Partnership Interest shall be equal to the Preferred Amount;

        (2) The Capital Account of MediaOne with respect to the MediaOne Partnership Interest shall be equal to the Capital Account with respect to its Prior Partnership Interest



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that would result under the provisions of the Original Agreement following a revaluation, as of the date hereof, of the Partnership's assets pursuant to Treasury Regulations Section 1.704-1(b)(iv)(f).

        (3) The Capital Account of ATC with respect to the Common Component of the ATC Partnership Interest shall be equal to the product of (x) 1/95.3 and
(y) the excess of (A) the Fair Market Value of the Partnership assets (net of liabilities not otherwise taken into account) as of the date hereof, over (B) the sum of the Preferred Amount and the Capital Account balance of MediaOne, as computed in accordance with the immediately preceding clause (2).

        (4) The Capital Account of TWC with respect to the TWC Partnership Interest shall be equal to the product of (x) 94.3/95.3 and (y) the excess of
(A) the Fair Market Value of the Partnership assets (net of liabilities not otherwise taken into account) as of the date hereof, over (B) the sum of the Preferred Amount and the Capital Account balance of MediaOne, as computed in accordance with clause (2) above.

        Following the date hereof, the Capital Accounts shall be adjusted as follows:

                (a) To each Partner's Capital Account there shall be credited (i) such Partner's Capital Contributions after the date hereof, if any, allocated to such Capital Account when and as received and (ii) the Preferred Profit, the Residual Net Profit and other items of Partnership income and gain allocated to such Capital Account pursuant to Article 6;

                (b)     To each Partner's Capital Account there shall be debited
        (i) the aggregate amount of cash distributed to such Partner with respect to such Capital Account after the date hereof, (ii) the Residual Net Loss and other items of Partnership loss and deduction allocated to such Partner pursuant to Article 6 with respect to such Capital Account and (iii) the Gross Asset Value of any Partnership assets (other than cash) distributed to such Partner in kind (net of any liabilities secured by such distributed property that the Partner is considered to assume or "take subject to" under Section 752 of the Code) with respect to such Capital Account after the date hereof;

                (c) Capital Accounts shall be otherwise adjusted in accordance with Treasury Regulations Section 1.704-1(b); and

                (d) If Partnership Interests are transferred in accordance with the terms of this Agreement after the date hereof, the transferee shall succeed to the Capital Account or Accounts of the transferor to the extent it relates to the transferred Partnership Interests.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.



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        For the avoidance of doubt, after the date hereof, no adjustments shall be made to the Capital Accounts of the Partners pursuant to the provisions of the Original Agreement.

        "Catch-Up Date" shall mean the date that is twenty-seven (27) months following the date hereof.

        "C Corporation" means a corporation subject to taxation under Section 11 of the Code.

        "Capital Contribution" means for each Partner the total amount of cash and the Gross Asset Value of property contributed to the Partnership by such Partner pursuant to Section 4.1 or otherwise, net of any liabilities associated with such contributed property that the Partnership is considered to assume or "take subject to" under Section 752 of the Code.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Common Component" means the portion of the ATC Partnership Interest that corresponds to the ATC Common Sub-Account.

        "Corporate Opportunity" means an investment or business opportunity or prospective economic advantage in which the Partnership could, but for the provisions of Section 10.11, have an interest or expectancy.

        "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Gross Asset Value of the asset is positive, Depreciation shall be determined with reference to such beginning Gross Asset Value using any permitted method selected by the General Partner.

        "Determination" means a settlement, compromise, or other agreement with the Internal Revenue Service or the relevant state or local Governmental Authorities, whether contained in an Internal Revenue Service Form 870 or other comparable form, or otherwise, or such procedurally later event, such as a closing agreement with the Internal Revenue Service or the relevant state and local Governmental Authorities, an agreement contained in Internal Revenue Service Form 870-D or other comparable form, an agreement that constitutes a determination under Section 1313(a)(4) of the Code, a deficiency notice with respect to which the period for filing a petition with the Tax Court or the relevant state or local tribunal has expired or a decision of any court of competent jurisdiction that is not subject to appeal or as to which the time for appeal has expired.

        "Disposition" means any direct or indirect sale, assignment, alienation, gift, exchange, conveyance, transfer, pledge, hypothecation or other disposition, monetization or encumbrance whatsoever, whether voluntary or involuntary, direct or indirect, including through a Subsidiary or by means of an equity offering by any such Subsidiary. The term "Dispose" shall mean to make a Disposition.

        "Disposition Trust" has the meaning set forth in the Restructuring Agreement.

        "Dissolution Action" has the meaning set forth in Section 8.1 of this Agreement.

        "Fair Market Value" means, as of any date, the fair market value on such date as determined in good faith by the General Partner. For this purpose, securities that are restricted by law, contract, market conditions (including trading volume relative to the Partnership's holding) or otherwise as to salability or transferability may be valued at an appropriate discount, based on the nature and term of such restrictions.

        "Fiscal Year" means (i) the taxable year of the Partnership, which shall be the calendar year unless otherwise required (or, in the General Partner's reasonable discretion, permitted) by the Code, and (ii) the portion of any Fiscal Year for which the Partnership is required to (or does) allocate Gross Income, Net Profit, Net Loss, or other items.

        "GAAP" means United States generally accepted accounting principles as in effect in the United States from time to time consistently applied.

        "General Partner" has the meaning set forth in the preamble.

        "Governmental Approval" means any action, order, authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

        "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

        "Gross Asset Value" means: (i) in the case of any asset held by the Partnership on the date hereof, the gross Fair Market Value of such asset as of the date hereof, and (ii) in the case of any asset acquired by the Partnership after the date hereof, the adjusted basis of such asset for Federal income tax purposes, except as follows:

                (a) The initial Gross Asset Value of any Partnership asset contributed by a Partner to the Partnership shall be the gross Fair Market Value of such Partnership asset as of the date of such contribution;

                (b) The Gross Asset Value of each Partnership asset shall be adjusted to equal its respective gross Fair Market Value, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for all or part of its Interests unless the General Partner reasonably determines that such adjustment is not necessary to reflect the relative economic interests of the Partners in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section Section 1.704-1(b)(2)(ii)(g);

                (c) The Gross Asset Value of a Partnership asset distributed to any Partner shall be the Fair Market Value of such Partnership asset as of the date of distribution thereof;

                (d) The Gross Asset Value of each Partnership asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
        (d); and

                (e) If the Gross Asset Value of a Partnership asset has been determined or adjusted above (other than pursuant to clause (c) above), such Gross Asset Value shall thereafter be adjusted to reflect the Depreciation taken into account with respect to such Partnership asset for purposes of computing Net Profits and Net Losses.

        "Liabilities" has the meaning set forth in Section 7.4(b)(i).

        "Limited Partners" means the MediaOne Partner and the AOLTW Partner.

        "MediaOne" has the meaning set forth in the preamble.

        "MediaOne Partner" means MediaOne in its capacity as a limited partner of the Partnership and shall include any transferee thereof admitted to the partnership in accordance with Section 3.1.

        "MediaOne Partnership Interest" has the meaning set forth in Section 4.1(b).

        "MediaOne Percentage Interest" means 4.7%.

        "MediaOne Target Capital Account Balance" means a Capital Account balance at the time equal to (x) 4.7%, multiplied by (y) the sum of (A) the ATC Common Sub-Account balance, plus (B) the TWC Capital Account balance, plus (C) the MediaOne Capital Account balance.

        "Net Profit and Net Loss" means, for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (including for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1)), with the following adjustments (without duplication):

                (a) Any income of the Partnership that is exempt from Federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be added to such taxable income or loss;

                (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section
        1.704-1(b)(2)(iv)(i) (other than expenses in respect of which an election is properly made under Section 709 of the Code), and not otherwise taken into account in computing Net Profit or Net Loss pursuant to this definition shall be subtracted from such taxable income or loss;

                (c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (b), (c) or (d) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such Partnership asset for purposes of computing Net Profit or Net Loss;

                (d) Gain or loss resulting from any disposition of any Partnership asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Partnership asset disposed of, notwithstanding that the adjusted tax basis of such Partnership asset may differ from its Gross Asset Value;

                (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;

                (f) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profit or Net Loss; and

                (g) Any items of income, gain, loss or deduction specially allocated under Section 6.4 shall be excluded.

        "Original Agreement" has the meaning set forth in the recitals.

        "Parent" means, with respect to any Person, any such other Person that owns, directly or indirectly, 50 percent or more of the outstanding capital stock or other equity interests of such Person, provided that any Person that directly or indirectly holds all of the ownership interests in a Disposition Trust shall be deemed to be a Parent of such Disposition Trust and its Subsidiaries.



        "Partner" means each Person that (a) is an initial signatory to this Agreement (other than AOLTW, AT&T and WCI), or has been admitted to the Partnership as a Partner of the Partnership in accordance with the provisions of this Agreement and (b) has not ceased to be a Partner of the Partnership in accordance with the provisions of this Agreement or for any other reason. No Person that is not a Partner shall be deemed a "Partner" under the Act.

        "Partnership Business" means the ownership, operation and exploitation of the various businesses, assets and rights owned or held from time to time by the Partnership.

        "Partnership Interest" means any ownership interest of a Partner in the Partnership, including the right of such Partner to benefits to which it may be entitled under, and the obligations of such Partner to comply with, all the terms and conditions of this Agreement.

        "Partnership Interest Sale Agreement" means the Partnership Interest Sale Agreement, dated the date hereof, among MediaOne, AOLTW and the General Partner.

        "Partnership" has the meaning set forth in the preamble.

        "Percentage Interest" means the ATC Percentage Interest, the MediaOne Percentage Interest and the TWC Percentage Interest.

        "Permitted AT&T Disposition" has the meaning set forth in the Restructuring Agreement.

        "Permitted Entity" means, with respect to any MediaOne Partner, any Person, a majority of the equity and other ownership interests in which are owned, directly or indirectly, by the Ultimate Parent of such MediaOne Partner.

        "Permitted Transfer" means a Disposition by a Partner of all or any part of such Partner's Partnership Interest: (i) with the consent of the General Partner; (ii) to an Affiliate of such Partner (other than to a Disposition Trust); (iii) pursuant to and in accordance with the Partnership Interest Sale Agreement; (iv) to a Disposition Trust pursuant to a Permitted AT&T Disposition; or (v) in a pledge by the Partner of all or any portion of such Partner's Partnership Interest to a bank or other financial institution (the "Lender") in connection with securing a bona fide loan made to such Partner; provided that, in each such case (other than clause (i)), any transferee of such Disposition provides a written agreement (in form and substance reasonably satisfactory to the Partnership) to the Partnership by which it agrees to become a party to and otherwise be bound by the terms and provisions of this Agreement and the Partnership Interest Sale Agreement; and provided, further, that the Lender shall only be required to provide such agreement in the event that the Lender realizes upon its collateral or otherwise takes title to the pledged Partnership Interest.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Preferred Amount" means [$             ].(3)

        "Preferred Component" means the portion of the ATC Partnership Interest that corresponds to the ATC Preferred Sub-Account.

        "Preferred Profit" for a Fiscal Year means the Net Profit of the Partnership (as defined herein) for such Fiscal Year, adjusted to exclude any Depreciation amounts taken into account in computing Net Profit for such Fiscal Year.

        "Preferred Redemption Date" means the day after the twentieth (20th) anniversary of the date hereof.

        "Preferred Redemption Value" means an amount equal to (x) the Preferred Amount, plus (y) any accrued and unpaid Preferred Return.

        "Preferred Return" means, with respect to the ATC Partnership Interest, an amount equal to __%, cumulative and compounded on each Quarterly Payment Date to the extent unpaid, on the amount of the Preferred Amount, commencing on the date hereof.(4)



------------------------

(3) The Preferred Amount shall be calculated prior to the execution of this Agreement in the manner specified with respect to the "TWE Preferred Amount" in the Restructuring Agreement.

(4) The Preferred Return will be determined by adding 100 basis points (1.00%) to the market yield of the Time Warner Entertainment Company, L.P. 8.375% Debentures due March 15, 2023 (the "TWE Debentures"). The market yield will be determined by calculating the average of the average yields on the TWE Debentures for each of the fifteen consecutive trading days ending two trading days prior to the Closing. The average of the average yields will be calculated by the Calculation Agent. The Calculation Agent will obtain bid spread quotes from five (5) Investment Banks at the close of each of the fifteen consecutive trading days. On each of the fifteen consecutive trading days, the Calculation Agent will eliminate the high and low bid spread quotes and average the three remaining bid spread quotes. The Calculation Agent will determine the average yield on each of the fifteen consecutive trading days by adding the average closing (as of 5:00 p.m. New York time) bid spread (expressed in basis points) of the TWE Debentures for such day (determined as provided in the preceding sentence) to the closing (as of 5:00 p.m. New York time) bid yield on such day of the most recently issued 30 year U.S. Treasury bond. The closing bid yield of the most recently issued 30 year U.S. Treasury bond will be determined by referencing PX1 on Bloomberg. For purposes of determining the Preferred Return, the "Calculation Agent" shall be JP Morgan Chase and the "Investment Banks" are (i) Solomon Smith Barney, (ii) Merrill Lynch,
        (iii) Bear Stearns, (iv) Barclays and (v) Morgan Stanley, if the AT&T-Comcast Merger has closed at such time, or Credit

        "Prior Partnership Interest" means a Partnership Interest in the Partnership held by a Partner prior to the exchange described in Section 4.1 hereof.

        "Pro Rata Time" means the time at which the MediaOne Capital Account balance is equal to the MediaOne Target Capital Account balance.

        "Protected Person" shall mean each of the following Persons: the Partners and their Affiliates and their respective stockholders and Agents.

        "Quarterly Payment Date" means March 31, June 30, September 30 and December 31, provided that, at any time that any such date falls on a day other than a Business Day, the Quarterly Payment Date shall mean the first Business Day following such date. In the event that a December 31 Quarterly Payment Date is adjusted pursuant to the proviso of the preceding sentence, for purposes of allocations of Preferred Profit pursuant to Section 6, the payment shall be deemed to be paid on December 31.

        "Residual Net Loss" for a Fiscal Year means (a) in any Fiscal Year for which the Partnership has a Net Loss, an amount equal to (w) the Net Loss of the Partnership for such Fiscal Year, minus (i.e., the amount of the Net Loss is increased by) (x) the aggregate amount of Preferred Profit allocated pursuant to
Section 6.2(a) for such Fiscal Year; and (b) in any Fiscal Year for which the Partnership has Net Profit, an amount equal to the excess, if any, of (y) the amount of Preferred Profit allocated pursuant to Section 6.2(a) for such Fiscal Year, over (z) the Net Profit of the Partnership for such Fiscal Year.

        "Residual Net Profit" for a Fiscal Year means the excess, if any, of (a) the Net Profit of the Partnership for such Fiscal Year, over (b) the aggregate amount of Preferred Profit allocated pursuant to Section 6.2(a) for such Fiscal Year.

        "Restructuring Agreement" means the Restructuring Agreement, dated as of August 20, 2002, by and among AOLTW, the Partnership and the other parties thereto.

        "Subsidiary" means, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person; provided that with respect to any Person, a Disposition Trust, all of the ownership interests of which are owned directly or indirectly by such Person (and any Subsidiary of such Disposition Trust) shall be deemed to be a Subsidiary of such Person.

--------------------------------------------------------------------------------
       Suisse First Boston, if the AT&T-Comcast Merger has not closed at such time. If the Calculation Agent or any of the Investment Banks (each an "Institution") is sold to or merged with another entity, such successor entity shall be deemed the Calculation Agent or Investment Bank, as the case may be; provided that if one or more of the Institutions is either
       (a) merged into or acquired by another Institution or (b) ceases to exist or no longer performs the services contemplated to be provided hereunder, the parties will promptly agree on substitute Institutions.

        "Tax Advance Amount" for any Partner means the Tax Amount for the relevant Fiscal Year, multiplied by such Partner's Percentage Interest.

        "Tax Amount" means, for any Fiscal Year, the amount obtained by multiplying (x) the Tax Rate for such Fiscal Year by (y) the excess, if any, of
(i) the cumulative taxable income of the Partnership for all Fiscal Years, or portions thereof commencing on or after the date hereof, including the current Fiscal Year, allocated to all Partners other than with respect to the Preferred Component, over (ii) the cumulative taxable loss of the Partnership for all prior Fiscal Years or portions thereof commencing on or after the date hereof, allocated to all Partners other than with respect to the Preferred Component, to the extent such excess has not previously been taken into account in determining the Tax Amount for a prior Fiscal Year or a portion thereof.

        "Tax Matters Partner" has the meaning set forth in Section 9.4(b).

        "Tax Rate" means, at any time, and from time to time, the effective combined federal, state and local income and franchise tax that the Partnership would be required to pay on its taxable income for such year, if it were a corporation for Federal income tax purposes.

        "Term" has the meaning set forth in Section 2.2.

        "Transfer Date" means the second anniversary of the date hereof.

        "Treasury Regulations" means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

        "TWC Partnership Interest" has the meaning set forth in Section 4.1(c).

        "TWC Percentage Interest" means 94.3%.

        "Ultimate Parent" means with respect to any Person, any Parent of such Person who is not a Subsidiary of another Person.

        1.2 Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

                (a) a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

                (b)     words importing any gender shall include other genders;

                (c) words importing the singular only shall include the plural and vice versa;

                (d) the words "include", "includes" or "including" shall be deemed to be followed by the words "without limitation";

                (e) the words "hereof", "herein", "hereunder" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, clause and Exhibit references are to the Articles, clauses and Exhibits to this Agreement unless otherwise specified;

                (f) references to any party hereto or any other agreement or document shall include such party's successors and permitted assigns;

                (g) the parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement;

                (h) unless otherwise expressly provided herein, any contract or law defined or referred to herein or in any contract that is referred to herein means such contract or law as from time to time amended, modified or supplemented, including (in the case of a contract) by waiver or consent and (in the case of a law) by succession of comparable successor laws, and all attachments thereto and instruments incorporated therein, and any reference in this Agreement to a law shall be deemed to include any rules and regulations promulgated thereunder; and

                (i) the headings to Sections are inserted for convenience only and shall not affect the construction of this Agreement.

                                   ARTICLE II

                        ORGANIZATION; PURPOSE AND POWERS

        2.1     Name.

                (a) The business of the Partnership shall be conducted under the name of "Time Warner Entertainment Company, L.P." or such other name or names as the General Partner shall hereafter from time to time determine. No Limited Partner shall be deemed to have the right to use, and each Limited Partner agrees not to use, any of the names, marks, emblems or logos used by the Partnership, other than on behalf of the Partnership.

                (b) There shall be filed on behalf of the Partnership such assumed or fictitious name certificates or similar documents as may be required by Applicable Law to evidence the use of any names under which the Partnership may operate.

        2.2 Term. The Partnership shall continue until dissolved as provided in Section 8.1. Such period of time as the Partnership shall remain in existence is referred to herein as the "Term."

        2.3 Principal Office. The principal office of the Partnership shall be located at 75 Rockefeller Plaza, New York, New York 10019, or at such other or additional place or places as the General Partner shall from time to time determine.

        2.4 Delaware Office; Agent for Service of Process. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and the name of the registered agent for service of process of the Partnership is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

        2.5 Purpose and Powers. (a) The nature or purpose of the business to be conducted or promoted by the Partnership is to engage in any lawful act or activity for which a limited partnership may be formed under the Act. The Partnership may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Partnership to possess any purpose or power, or to do any act or thing, forbidden by law to a limited partnership formed under the laws of the State of Delaware.

                (b) Subject to the provisions of this Agreement, the Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to, or for the furtherance of, the purposes set forth in Section 2.5(a).

                                  ARTICLE III

                        DISPOSITION; ADDITIONAL PARTNERS;
                       RIGHT OF FIRST REFUSAL; WITHDRAWAL

        3.1     Disposition; Additional Partners.

                (a) No MediaOne Partner shall Dispose of all or any of its Partnership Interest (and no additional MediaOne Partner shall be admitted to the Partnership) other than pursuant to a Permitted Transfer, provided that, in each case, any such Disposition may only occur after the Transfer Date (and prior to the Transfer Date, no MediaOne Partner shall attempt to Dispose of or enter into an agreement to Dispose of all or any portion of its Partnership Interest) and that the MediaOne Partner provides reasonably sufficient information to the Partnership with respect to and prior to any such proposed Disposition, including, without limitation, information concerning any Prospective Purchaser (as defined in the Partnership Interest Sale Agreement), to enable the Partnership to determine that such proposed Disposition complies with all of the provisions of this Section 3.1; provided, however, that, notwithstanding any other provision of this Section 3.1(a), any MediaOne Partner may, at any time (whether before or after the Transfer Date), Dispose of all or any of its Partnership Interest (i) to any Permitted Entity or (ii) pursuant to a Permitted AT&T Disposition to a Disposition Trust of which all of the ownership interests are owned, directly or indirectly, by a Permitted Entity.

                (b) Any Limited Partner (other than a MediaOne Partner) may Dispose of all or a portion of its Partnership Interests to one or more assignees, and such assignees shall be admitted to the Partnership as additional or substitute Limited Partners.

                (c) Except as provided in Section 3.1(a) or 3.1(b), no additional Limited Partner shall be admitted to the Partnership without the prior written consent of the General Partner.

                (d) A Person admitted as a Limited Partner in accordance with this Section 3.1 shall be deemed admitted at the time that such Person (x) executes an amendment, counterpart or supplement to this Agreement (and, in the case of a transferee of a MediaOne Limited Partner, the Partnership Interest Sale Agreement) and such other instruments as the General Partner may reasonably deem necessary or desirable to evidence such Person's agreement to be bound by and to comply with the terms and provisions hereof and (y) is named on the books and records of the Partnership.

                (e) A transferee of the MediaOne Partner admitted as a Limited Partner pursuant to Section 3.1(a) shall succeed to all of the rights, and expressly assume all of the obligations of the MediaOne Partner set forth in this Agreement and the Partnership Interest Sale Agreement (or the portion of such rights and obligations being transferred as part of any partial transfer of the MediaOne Partner's Partnership Interest), and a transferee of an AOLTW Partner admitted as a Limited Partner pursuant to Section 3.1(b) shall succeed to all of the rights and expressly assume all of the obligations of the AOLTW Partner (or the portion of such rights and obligations being transferred as part of any partial transfer of AOLTW's Partnership Interest) set forth in this Agreement, in each case, including, without limitation, the rights and obligations set forth in Section 5.3.

                (f) Notwithstanding anything to the contrary contained in this Agreement, no transfer, within the meaning of Treas. Reg. Section 1.7704-1(a)(3), by any Partner of all or any part of its Partnership Interest may be made to any Person if such transfer (i) is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, (ii) would result in the Partnership having more than 100 partners, determined in accordance with Treas. Reg. 1.7704-1(h), or (iii) would result in the Partnership being, or would result in a material risk that the Partnership would be, in the opinion of legal counsel to the Partnership, treated as a corporation for federal income tax purposes.

        3.2 Withdrawal by Partner. Upon the withdrawal of a Partner from the Partnership for any reason, such Partner shall cease to have any further right to or interest in distributions pursuant to Article V.

        3.3 Substitution of General Partner. The General Partner may Dispose all or a portion of its Partnership Interest to one or more assignees, and such assignees shall be admitted to the Partnership as additional or substitute General Partners and shall (x) succeed to all of the rights and expressly assume all of the obligations of the General Partner (or the portion of such rights and obligations being transferred as part of any partial transfer of General Partner's Partnership Interests) set forth in this Agreement and (y) be subject to all of the terms and conditions applicable to General Partners of the Partnership. If the General Partner withdraws from the Partnership as the result of any such Disposition, the General Partner nonetheless shall remain liable for obligations and liabilities incurred by it as General Partner prior to the time of such withdrawal, but, from and after the time of such withdrawal, it shall be free of any obligation or liability incurred on account of the activities of the Partnership.

        3.4 Change in Interests. Upon any change in the relative interests of the Partners, whether by reason of the admission or withdrawal of a Partner or otherwise, the Partners' shares of all Partnership items shall be determined, except as otherwise required by law, by an interim closing of the Partnership's books.

                                   ARTICLE IV

                               PARTNERSHIP CAPITAL

        4.1 Recapitalization of Partnership Interests. In connection with consummation of the transactions contemplated by the Restructuring Agreement, the Partnership shall be recapitalized as of the date hereof as follows:

                (a)     ATC's Prior Partnership Interest, as described in
Schedule 4.1, shall be converted into a Partnership Interest (the "ATC Partnership Interest"), which shall consist of a Preferred Component and a Common Component, and shall entitle it to distributions and allocations as provided in Sections 5 and 6 herein;

                (b)     MediaOne's Prior Partnership Interest, as described in
Schedule 4.1, shall be converted into a Partnership Interest (the "MediaOne Partnership Interest"), which shall entitle it to distributions and allocations as provided in Section 5 and 6 herein; and

                (c)     TWC's Prior Partnership Interest, as described in
Schedule 4.1, shall be converted into a Partnership Interest (the "TWC Partnership Interest"), which shall entitle it to distributions and allocations as provided in Sections 5 and 6 herein.

                                    ARTICLE V

                                  DISTRIBUTIONS

        5.1 Mandatory Distribution of Preferred Return. The Partnership shall distribute to ATC, with respect to the Preferred Component of its Partnership Interest, on each Quarterly Payment Date, an amount equal to the Preferred Return for such quarterly period, plus any unpaid Preferred Return for any prior quarterly period. In the case of the dissolution or winding-up of the Partnership pursuant to Section 8.3, the Partnership shall distribute to ATC, with respect to its Preferred Sub-Account, on the date of such dissolution or winding-up an amount equal to the product of (i) the Preferred Return for such quarterly period and (ii) a fraction, the numerator of which is the number of days from the last day of the quarter immediately preceding the dissolution or winding-up through (and including) the date of such dissolution or winding-up, and the denominator of which is 91.25.

        5.2 Mandatory Redemption of Preferred Component. On the Preferred Redemption Date, the Partnership shall distribute to ATC, in complete redemption of the Preferred Component of its Partnership Interest, an amount equal to the Preferred Redemption Value.

        5.3     Tax Distributions.

                (a) After the Partnership has made distributions described in Section 5.1 and, when applicable, Section 5.2 above, the Partnership shall, at least quarterly, distribute to each Partner an amount equal to 25 percent of such Partner's Tax Advance Amount for the Fiscal Year that includes such calendar quarter (as estimated in good faith by the General Partner).

                (b) The General Partner's computation of each Partner's Tax Advance Amount for each year shall be revised (x) prior to each distribution pursuant to Section 5.3(a) for such year, (y) upon the filing of the Partnership's Federal income tax return for such year, and (z) upon any Determination of the taxable income of the Partnership for such year. Following such revision, (A) the Partnership shall distribute to each Partner the excess (if any) of the amount that should have been distributed to such Partner pursuant to Section 5.3(a) based on such revised estimate, over the amount actually distributed to such Partner pursuant to Section 5.3(a); or (B) each Partner shall contribute to the Partnership the excess (if any) of the amount actually distributed to such Partner pursuant to Section 5.3(a) over the amount that should have been distributed to such Partner pursuant to Section 5.3(b) based on such revised estimate.

        5.4 Discretionary Distributions. Provided that, at or prior to such time, the Partnership has made in full all distributions required to have been made through such date under Sections 5.1, 5.2 and 5.3, and subject to Section 8.3, the Partnership may, in the sole and absolute discretion of the General Partner, make distributions to the Partners in proportion to their Percentage Interests.

        5.5     Limitation on Distributions.

                (a) In no event shall a distribution be made to a Partner pursuant to Sections 5.1 through 5.4 or Section 8.3 if such distribution would cause or increase an Adjusted Capital Account Deficit with respect to the applicable Partner; provided that such distribution, plus (except with respect to distributions pursuant to Sections 5.1 or 5.2) an amount equal to interest compounded quarterly on such delayed distribution at a rate equal to the percentage used in computing the Preferred Return, shall be made as soon as, and to the extent, such distribution plus such amount would not so cause or increase an Adjusted Account Deficit; and provided, further, the General Partner is authorized to make appropriate adjustments in the allocation of items of income, gain, loss and deduction as necessary to prevent the operation of this sentence from limiting the amount otherwise distributable under this Agreement.

                (b) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not make a distribution to any Partner on account of its Partnership Interest if such distribution would violate the Act.

        5.6     No Distributions Under Original Agreement.

                (a) For the avoidance of doubt, as of the date hereof, the provisions contained in Sections 8.4 and 8.5 of the Original Agreement (along with all other provisions of the Original Agreement) shall have no further force and effect.

                (b) In the event that, following the date hereof, an adjustment is made by any Governmental Authority that results in an increase or decrease in tax owed by any Partner with respect to its Partnership Interest (as defined in the Original Agreement) for any taxable year (or portion thereof) ending on or prior to the date hereof:

                        (i) no Partner shall have any right to additional distributions from the Partnership for any such increase in tax; and

                        (ii) no Partner shall have any obligation to make additional contributions to the Partnership in respect of any such decrease in tax.

                                   ARTICLE VI

                          CAPITAL ACCOUNTS; ALLOCATIONS

        6.1 Capital Accounts. "Capital Accounts" shall be established and maintained for each Partner on the books of the Partnership and shall be maintained as provided in the definition of Capital Account.

        6.2 Allocations of Preferred Profit; Residual Net Profit. The Partnership's Preferred Profit and Residual Net Profit for each Fiscal Year shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Partners in the following order:

                (a) Preferred Profit Allocation. First, Preferred Profit of the Partnership shall be allocated to ATC until ATC has been allocated Preferred Profit with respect to the Preferred Component of its Partnership Interest in the following amounts:

                        (i) First, until ATC has received aggregate allocations of Preferred Profit pursuant to this clause (a)(i) equal to the amount of Residual Net Loss previously allocated under Subsection 6.3(b)(ii) below not previously offset by an allocation of Preferred Profit under this subsection (a)(i); and

                        (ii) Second, until ATC has received allocations of Preferred Profit pursuant to this clause (a)(ii) equal to the cumulative amounts distributed pursuant to Section 5.1 through the end of the such Fiscal Year (or portion thereof).

                (b) Residual Net Profit Allocation. Thereafter, Residual Net Profit of the Partnership shall be allocated as follows:

                        (i) For all Fiscal Years or portions thereof commencing on the date hereof and ending on or before the Catch-Up Date, Residual Net Profit shall be allocated to the Partners in proportion to their Percentage Interests;

                        (ii) For all Fiscal Years or portions thereof beginning after the Catch-Up Date and prior to the Pro Rata Time:

                                (A)     100% of Residual Net Profit shall be
                allocated to MediaOne, until the Capital Account balance of MediaOne is equal to the MediaOne Target Capital Account Balance; and

                                (B) Thereafter, Residual Net Profit shall be allocated to the Partners in proportion to their Percentage Interests.

                        (iii) Following the Pro Rata Date, Residual Net Profit shall be allocated to the Partners in proportion to their Percentage Interests.

        6.3 Allocations of Residual Net Loss. Residual Net Loss of the Partnership for each Fiscal Year shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Partners in the following order:

                (a) Allocations Prior to Pro Rata Time. Prior to the Pro Rata Time, Residual Net Loss of the Partnership shall be allocated between ATC and TWC, in proportion to their Percentage Interests.

                (b) Allocations After the Pro Rata Time. After the Pro Rata Time, Residual Net Loss of the Partnership shall be allocated as follows:

                        (i) First, to the Partners, in proportion to their Percentage Interests, to the extent of (A) in the case of MediaOne and TWC, their positive Capital Account balances, and (B) in the case of ATC, its positive Common Sub-Account balance;

                        (ii) Next, to ATC, to the extent of its positive Preferred Sub-Account balance; and

                        (iii) Thereafter, to the Partners, in proportion to their Percentage Interests.

        6.4 Regulatory Tax Allocations. Section 704 of the Code and the Treasury Regulations issued thereunder, including the provisions of such Treasury Regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to non-recourse debt and partner non-recourse debt, are hereby incorporated by reference. If, as a result of the provisions of Section 704 of the Code and such Treasury Regulations, items of income, gain, deduction or loss are allocated to the Partners in a manner that is inconsistent with the manner in which they intend to divide such items as reflected in Sections 6.2 and 6.3, to the extent permitted under such Treasury Regulations, items of future income and loss shall be allocated among the Partners so as to prevent such allocations from distorting the manner in which the net amounts of Partnership income, gain, deduction and loss will be divided among the Partners pursuant to this Agreement; provided, that nothing in Section 704 of the Code and such Treasury Regulations shall require a Partner to restore a deficit balance in its Capital Account.

        6.5     Allocations for Tax Purposes.

                (a) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for Federal income tax purposes and its initial Gross Asset Value using the traditional method described in Treasury Regulations Section 1.704-3(b) in a manner consistent with the application of such method under prior practice of the Partnership.

                (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

                (c) Subject to the preceding paragraphs (a) and (b), for United States Federal, state and local income tax purposes, the income, gains, losses and deductions of the Partnership shall, for each taxable period, be allocated among the Partners in the same manner and in the same proportion that such items have been allocated among the Partners' respective Capital Accounts.

                                   ARTICLE VII

                                   MANAGEMENT

        7.1 Powers of the General Partner. Except as otherwise expressly provided herein, the management and operation of the Partnership shall be vested exclusively in the General Partner, who shall have the power on behalf and in the name of the Partnership to carry out any and all of the purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary or advisable or incidental thereto. Except as otherwise expressly provided in this Agreement, the General Partner shall have, and shall have full authority in its discretion to exercise, on behalf of and in the name of the Partnership, all rights and powers of a general partner of a limited partnership under the Act necessary or convenient to carry out the purposes of the Partnership.

Any person not a party to this Agreement dealing with the Partnership shall be entitled to rely conclusively upon the power and authority of the General Partner to bind the Partnership in all respects, and to execute any and all agreements, instruments and other writings on behalf of and in the name of the Partnership.

        7.2 Powers of Limited Partners. The Limited Partners shall not participate in the management or control of the business of the Partnership, or have any rights or powers with respect thereto, except those rights or powers expressly granted to them by the terms of this Agreement or those conferred on them by law. The Limited Partners shall not have the authority to bind the Partnership.

        7.3 Liability of Partners. The liability of the Limited Partners shall be limited as provided in the Act and as set forth in this Agreement. Neither the General Partner nor any Limited Partner shall be obligated to restore by way of capital contribution or otherwise any deficits in its Capital Account or the Capital Account of any other Partner (if such deficits occur).

        7.4     Exculpation and Indemnification.

                (a) Exculpation. To fullest extent permitted under the Act, no Protected Person shall be liable to the Partnership or any Partner for any action taken or omitted to be taken by it or by any other Partner or other Person with respect to the Partnership. Notwithstanding the immediately preceding sentence and except as otherwise expressly provided in this Agreement (including, without limitation, in Sections 10.10 and 10.11 hereof), nothing herein is intended to limit, or relieve any Partner from, any fiduciary duty applicable to such Partner under Applicable Law. Any Protected Person may (but shall not be obligated to) consult with legal counsel and accountants with respect to Partnership affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of the Partnership selected with reasonable care; provided, that no such Protected Person may rely upon such statements to the extent it believed that such statements were false. This Section 7.4(a) shall not be deemed to impose on any Protected Person any liability to which such Protected Person would not be subject absent this Section 7.4.

                (b)     Indemnification.

                        (i) To the fullest extent permitted by law, the Partnership shall indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claims approved by the General Partner, not to be unreasonably withheld (collectively, "Liabilities"), to which any Protected Person may become subject:

                                (A)     by reason of any act or omission or
                alleged act or omission (even if negligent) performed or omitted to be performed in connection with the activities of the Partnership;

                                (B) by reason of the fact that it is or was acting in connection with the activities of the Partnership in any capacity or that it is or was serving at the request of the Partnership as a partner, stockholder or Agent of any Person; or

                                (C) by reason of any other act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Partnership;

        unless such Liability results from such Protected Person's own willful misconduct, fraud, gross negligence or willful or material breach of this Agreement.

                        (ii) The Partnership shall promptly reimburse as incurred (and advance to the extent reasonably requested) each Protected Person for reasonable legal or other expenses of each Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to this Section 7.4(b); provided, that such Protected Person executes a written undertaking to repay the Partnership for such reimbursed or advanced expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by this Section 7.4(b).

                        (iii) The provisions of this Section 7.4(b) shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this Section 7.4(b) and regardless of any subsequent amendment to this Agreement; provided, that no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

                        (iv) To the extent available on commercially reasonable terms, the General Partner may purchase, at the Partnership's expense, insurance (including liability insurance policies and errors and omissions policies) to cover Liabilities covered by the foregoing indemnification provisions and to otherwise cover Liabilities for any breach or alleged breach by any Protected Person of its duties in such amount and with such deductibles as the General Partner may determine in its discretion; the failure to obtain such insurance shall not affect the right to indemnification of any Protected Person under the indemnification provisions contained herein. Any such insurance may extend beyond the termination of the Partnership.

        7.5     Certain Tax Matters.

                (a) Change in Law. In the event that a change in Applicable Law could result in taxation of the Partnership as a C Corporation, the Limited Partners and the General Partner shall cooperate in good faith to restructure the Partnership to avoid such treatment.

                (b) Section 754 Election. The General Partner may make an election under Section 754 of the Code. The Partnership shall make an election under Section 754 of the Code in connection with any transfer of Partnership Interests permitted under this Agreement if such election is requested by the transferring party.

        7.6 Transactions with General Partner. Except as provided in this Agreement, all transactions between the General Partner or any of its Subsidiaries (other than the Partnership and its Subsidiaries), on the one hand, and the Partnership or any of its Subsidiaries, on the other hand, shall be conducted on an arm's-length basis, except that any management, corporate or similar services provided to the Partnership by the General Partner shall be provided on a no mark-up basis, it being understood that the foregoing shall not preclude fair allocations of administrative and other costs and general overhead.

                                  ARTICLE VIII
                         DISSOLUTION OF THE PARTNERSHIP

        8.1 Dissolution. A dissolution of the Partnership shall take place upon the first to occur of: (i) a determination by the General Partner in its sole and absolute discretion to dissolve the Partnership; (ii) the transfer or sale of all or substantially all of the Partnership's assets; or (iii) the occurrence of any circumstances that by Applicable Law requires a dissolution of the Partnership; provided, that the General Partner shall not, without the consent of the MediaOne Partners holding a majority of the MediaOne Partnership Interest, take any action which would cause, or would reasonably be expected to cause, the liquidation, dissolution, winding up or Bankruptcy (under clause (i) of the definition thereof) of the Partnership (each a "Dissolution Action"), or permit any Dissolution Action to be taken prior to the third anniversary of the date hereof, and thereafter only upon at least five (5) days' notice to the MediaOne Partners; provided, further, that the General Partner shall not, without the consent of the MediaOne Partners holding a majority of the MediaOne Partnership Interest, take or permit to be taken any Dissolution Action, unless a Dissolution Action has previously been commenced in accordance with this
Section 8.1, during any period commencing on the date that any MediaOne Partner initiates its right to Dispose of its Partnership Interest pursuant to Section 3 or 4 of the Partnership Interest Sale Agreement through and until the earlier of
(i) the closing of such Disposition in accordance with Section 3 or 4, as applicable, of the Partnership Interest Sale Agreement and (ii) the final date upon which Section 3 or 4, as applicable, of the Partnership Interest Sale Agreement requires such a closing to take place (provided that the General Partner shall not take or permit to be taken any Dissolution Action during any period of delay in such closing which results directly from a breach by AOLTW or TWC of its obligations under the Partnership Interest Sale Agreement).

        8.2 Resignation. Subject to Section 8.1, each Partner covenants and agrees that it will not withdraw or resign from the Partnership or do anything that would otherwise terminate the Partnership without the prior consent of the other Partners (such consent not to be unreasonably withheld or delayed).

        8.3 Winding-Up of the Partnership. Upon any dissolution of the Partnership, the following shall be accomplished:

                (a) The chief financial officer of the Partnership shall be directed to prepare a balance sheet of the Partnership in accordance with GAAP as of the date of dissolution, which shall be reported upon by the Accountants.

                (b) To the extent that the General Partner determines that any or all of the assets of the Partnership shall be sold, such assets shall be sold as promptly as possible, but in an orderly and business-like manner so as not to involve undue sacrifice. Prior to any such determination, the Partners shall discuss in good faith the in-kind distribution of some or all of the Partnership's assets, to the extent one or more Partners desire to acquire such assets. If the Partners are unable to agree on an equitable distribution of such assets among the Partners, such assets shall be sold in accordance with the first sentence of this clause (b); provided that each Partner shall be given the right to submit a bid for such assets and shall be entitled to purchase such assets if its bid, as reasonably determined by the General Partner, is the most favorable to the Partnership of all bids submitted. In connection with the foregoing, the General Partner shall take reasonable steps to provide each Partner with the opportunity to submit a bid for the purchase of the Partnership's assets or any portion thereof.

                (c) The Capital Account of each Partner shall be adjusted to take into account the Net Profit or Net Loss resulting from the sale or distribution in-kind of the assets of the Partnership.

                (d) The proceeds of sale of the assets of the Partnership and all other remaining assets of the Partnership shall be applied and distributed as follows, and in the following order of priority:

                        (i) first, to the extent not otherwise adequately provided for, to the payment of all debts and liabilities of the Partnership and the expenses of liquidation and to the setting up of any reserves which are reasonably necessary for any contingent liabilities or obligations of the Partnership or Partners arising out of, or in connection with, the Partnership; and

                        (ii) second, to ATC with respect to its Preferred Sub-Account to the extent of the Preferred Redemption Value;

                        (iii) third, pro rata to the Partners with respect to their Capital Account balances, to the extent of their positive Capital Account balances; and

                        (iv) thereafter, to the Partners, in proportion to their Percentage Interests.

                (e) The Partnership shall terminate when all property and assets owned by the Partnership to be sold or distributed shall have been disposed of, and the net sale proceeds, after payment of or provision for the amounts specified in Sections 8.3(d)(i) and 8.3(d)(ii), and any assets to be distributed in-kind shall have been distributed to the Partners as provided herein.

        8.4 No Recourse Against any Partner. A Partner shall look solely to the assets of the Partnership for the return of its investment, and if the property of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return such investment, it shall have no recourse against any other Partner. Distributions upon dissolution of the Partnership will constitute a complete return to the Partners of their interests in the profits of the Partnership and their Capital Contributions, a final and complete distribution to the Partners of all of their interests in the Partnership properties and its other assets and a final termination and settlement of all of the Partners' other interests in the Partnership.

                                   ARTICLE IX

                                BOOKS AND RECORDS

        9.1 Fiscal Year. The books and records of the Partnership shall be kept on an accrual basis consistent with the Fiscal Year of the Partnership.

        9.2 Maintenance of Books and Records. At all times during the Term, the General Partner shall cause to be kept, at the principal office of the Partnership, full and complete books of account. The books of account shall be maintained in a manner that provides sufficient assurance that:

                (a) transactions of the Partnership are executed in accordance with the general or specific authorization of the General Partner or the officers of the Partnership, consistent with the provisions of this Agreement; and

                (b) transactions of the Partnership are recorded in such form and manner as will (i) permit preparation of income and franchise tax returns of the Partners in their respective appropriate jurisdictions and information returns in accordance with this Agreement and as required by law,
(ii) permit preparation of the Partnership's financial statements in a manner consistent with the manner in which AOLTW prepares its financial statements, subject to such changes as are necessitated by the transactions contemplated hereby, and (iii) maintain accountability for the Partnership's assets.

        9.3     Financial Statements; Tax Matters.

                (a) Annual Statements. As soon as practicable following the end of each fiscal year but in any event within 120 days after the end of such fiscal year, the General Partner shall cause to be prepared and delivered to each Partner an audited statement of income (loss) of the Partnership and a statement of cash flow for such fiscal year, and an audited balance sheet of the Partnership as of the end of such fiscal year, including the footnotes thereto, each prepared in accordance with GAAP and accompanied by the Accountants' report thereon.

                (b) Quarterly Statements. As soon as practicable following the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) but in any event within 60 days after the end of such fiscal quarter, the General Partner shall cause to be prepared and delivered to each Partner a statement of income (loss) of the Partnership for such quarter and for the year to date and an unaudited balance sheet of the Partnership as of the end of such quarter, together with a certificate of the chief financial officer of the Partnership to the effect that such financial statements have been prepared under his supervision and that, although such financial statements do not contain the footnotes and other disclosures required by GAAP, such financial statements, in his judgment, except as disclosed in the notes to such financial statements, fairly present in all material respects the interim results of operations and financial position of the Partnership for the period and as of the date indicated, subject to normal audit adjustments.

                (c) Estimated Returns. The Partnership shall provide each Partner with such information as such Partner shall reasonably request to enable it to comply on a timely basis with its estimated tax obligations.

        9.4     Tax Allocations and Reports.

                (a) As soon as practicable following the end of each Fiscal Year, but in no event later than seven calendar months following the end of such Fiscal Year, the General Partner shall cause to be prepared and delivered to each Partner a preliminary draft Schedule K-1 of the Partnership. As soon as practicable thereafter, the General Partner shall cause to be prepared and delivered to each Partner a final Schedule K-1. Upon the written request of any such Partner and at the expense of such Partner, the Partnership will use reasonable efforts to deliver or cause to be delivered, at such time and in the format as such Partner shall reasonably request, any additional information necessary for the preparation of any state, local and foreign income tax return which must be filed by such Partner.

                (b) To the extent applicable, the Partnership hereby designates the General Partner to act as the "Tax Matters Partner" (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code for all Fiscal Years or portions thereof commencing on or after the date hereof. The Tax Matters Partner for all Fiscal Years or portions thereof ending on or prior to the date hereof shall be a former General Partner of the Partnership, WCI. The Tax Matters Partner is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have reasonable discretion to determine whether the Partnership (either on its own behalf or on behalf of the Partners) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Partner (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Partner, and if paid by the Partnership, will be recoverable from such Partner (including by offset against distributions otherwise payable to such Partner). The Tax Matters Partner shall take reasonable action to cause each other Partner to be treated as a "notice partner" within the meaning of Section 6231(a)(8) of the Code. Each such Partner shall have the right to participate in any administrative proceeding and any discussions with the Internal Revenue Service at its own expense. The Tax Matters Partner shall determine in good faith and consistent with any fiduciary duties it has to all Partners whether to make or revoke any available election pursuant to the Code. Each Partner will, upon request, supply the information necessary to give proper effect to any such election.

                (c) Each of the Partners and the Partnership shall take no action or position (whether on a tax return or otherwise) inconsistent with, and shall make or cause to be made all applicable elections with respect to (i) the treatment of the Partnership as a partnership; and (ii) the treatment of the Partnership as not a publicly traded partnership for federal income tax purposes.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 Confidential Information. For so long as any Limited Partner is a party to this Agreement each Limited Partner shall, and shall use its reasonable best efforts to cause its Affiliates and its and their respective Agents to, keep secret and hold in strictest confidence any and all confidential information relating to the Partnership Business that is proprietary to the Partnership, other than the following:

                        (i) information that has become generally available to the public other than as a result of a disclosure by such Limited Partner, its Affiliates or its Agents;

                        (ii) information that becomes available to such Limited Partner or an Agent of such Limited Partner on a nonconfidential basis from a third party having, to such Partner's knowledge, no obligation of confidentiality to a party to this Agreement or the Partnership and which, to such Partner's knowledge, has not itself received such information directly or indirectly in breach of any such obligation of confidentiality;

                        (iii) information that is required to be disclosed by Applicable Law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or quotation system on which securities of such Limited Partner or any such Affiliate are listed or traded; provided that the party making such disclosure or whose Affiliates or Agents are making such disclosure shall notify the other parties and the Partnership as promptly as practicable (and, if possible, prior to making such disclosure) and shall use its reasonable best efforts to limit the scope of such disclosure and seek confidential treatment of the information to be disclosed; and

                        (iv) reasonable disclosures made in good faith to a prospective transferee of such Partner's Partnership Interest in connection with a potential Permitted Transfer; provided that prior to any such disclosure such prospective transferee executes a confidentiality agreement in form and substance reasonably acceptable to the Partnership.

        10.2 Amendments; Waiver. Except as otherwise expressly provided in this Agreement, any provision of this Agreement (other than this Section 10.2, Section 10.3 and Section 10.10) may be amended or waived if, but only if, such amendment is in writing and signed by the General Partner; provided, however, that:

                (a) any amendment to or waiver of any provision of this Agreement that would increase the liabilities or obligations of any Limited Partner shall require the written consent of such Limited Partner;

                (b) any amendment to or waiver of any provision that would alter the allocations to Capital Accounts, or the distributions from the Partnership shall require the written consent of each Limited Partner who would be adversely affected by such amendment;

                (c) any amendment to or waiver of any provision which discriminates against any Limited Partner, or adversely affects the value or rights of one Limited Partner in the Partnership, in relation to one or more of the other Partners shall require the written consent of such Limited Partner; and

                (d) any amendment of Section 7.4, 7.6 or 8.1 shall require the consent of the MediaOne Partners holding a majority of the MediaOne Partnership Interests.

Promptly after any change or amendment or waiver in accordance with this Section 10.2, the General Partner shall send a written notice to each Limited Partner describing such change or amendment or waiver in reasonable detail. Any amendment of this Section 10.2 shall require the written consent of all of the Partners.

        10.3 Additional Issuances. The Partnership, in the sole and absolute discretion of the General Partner, shall be permitted to issue additional equity of the Partnership, provided, that any Partnership Interest so issued shall be at Fair Market Value. Notwithstanding Section 10.2, the General Partner may authorize the amendment of this Agreement as necessary to reflect any such issuance of equity of the Partnership. Any amendment of this Section 10.3 shall require the written consent of all of the Partners. To the extent applicable, the provisions of this Section 10.3 shall be subject to the provisions of
Article VI of the Bylaws of the General Partner or Section 7.6 of this Agreement.

        10.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Partners.

        10.5 No Waiver. No failure or delay by any Partner in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        10.6 Severability. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

        10.7 No Right to Set-Off. No Partner shall be entitled to offset against any of its financial obligations to the Partnership under this Agreement, any obligation owed to it or any of its Affiliates by any other Partner or any of such other Partner's Affiliates.

        10.8 Survival of Rights, Duties and Obligations. The dissolution or termination of the Partnership for any reason shall not release any Partner from any liability, which at the time of dissolution or termination had already accrued to any other party or parties or which thereafter may accrue in respect of any act or omission prior to such dissolution or termination.

        10.9 Further Assurances. Each of the parties to this Agreement hereby agrees to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary more fully to effectuate the Partnership and this Agreement. In addition, each party hereto agrees to use its commercially reasonable efforts to cooperate with the other parties in obtaining any regulatory approvals necessary for any Disposition of Partnership Interests permitted by this Agreement..

        10.10 Competing Activities. Except as otherwise expressly provided in an agreement between or among the Partnership and any Partner or Partners, (i) the Partners, including, the General Partner and its officers, directors, agents, stockholders, members, partners and Affiliates, may engage or invest in, independently or with others, any business activity of any type or description, including those that might be the same as or similar to the Partnership Business or the business of any Subsidiary of the Partnership; (ii) neither the Partnership, any Subsidiary of the Partnership nor any Partner of the Partnership shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom; and (iii) to the extent required by applicable law in order to effectuate the purpose of this provision, the Partnership shall have no interest or expectancy, and specifically renounces any interest or expectancy, in any such business activities or ventures.

        10.11 Corporate Opportunities. If any Protected Person (or, as set forth below, any of such Protected Person's officers, directors, agents, stockholders, members or partners) acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity or otherwise is then exploiting any Corporate Opportunity, the Partnership shall have no interest in such Corporate Opportunity and no expectancy that such Corporate Opportunity be offered to the Partnership, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Person (i) shall have no duty to communicate or present such Corporate Opportunity to the Partnership, (ii) shall have the right to hold any such Corporate Opportunity for its (and/or its officers', directors', agents', stockholders', members' or partners') own account or to recommend, sell, assign or transfer such Corporate Opportunity to Persons other than the Partnership or any Subsidiary of the Partnership, and (iii) shall not breach any fiduciary duty to the Partnership, in such Person's capacity as the General Partner of the Partnership or otherwise, by reason of the fact that such Person pursues or acquires such Corporate Opportunity for itself, directs, sells, assigns or transfers such Corporate Opportunity to another Person, or does not communicate information regarding such Corporate Opportunity to the Partnership.

        10.12 Guarantees. Each of AOLTW and AT&T agrees that it shall cause the AOLTW Partner and the MediaOne Partner, as applicable, (and any direct or indirect transferee of such Partner) to comply with all of the obligations of such Partner hereunder. AT&T further agrees that it will continue to own directly and indirectly a majority of the equity and other ownership interests of each MediaOne Partner (or, if such MediaOne Partner is a Disposition Trust, of a Person that owns all of the ownership interests of in such Disposition Trust) until such time as such MediaOne Partner shall have Disposed of its Partnership Interests to any Person who is not an Affiliate of such MediaOne Partner in accordance with Section 3.1; provided that AT&T may Dispose of all of its equity interests in the MediaOne Partner or any Parent thereof in connection with a sale or transfer of all or substantially all of its broadband business if the transferee thereof (and, if such transferee is a Subsidiary of another Person, then such transferee's Ultimate Parent) agrees in writing to succeed to the benefits of and be bound by all of the terms and conditions binding upon or to the benefit of AT&T under this Agreement and the Partnership Interest Sale Agreement. TWC will continue to own, directly or indirectly, a majority of the equity of the Partnership through and until the third anniversary of the date hereof and thereafter shall not take any action that would result in TWC ceasing to own, directly or indirectly, a majority of the equity of the Partnership unless it provides at least five (5) days' notice to the MediaOne Partners; provided, however, that TWC shall not, without the consent of the MediaOne Partners holding a majority of the MediaOne Partnership Interest, take any such action, unless such action has previously been commenced in accordance with this
Section 10.12, during any period commencing on the date that any MediaOne Partner initiates its right to Dispose of its Partnership Interest pursuant to
Section 3 or 4 of the Partnership Interest Sale Agreement through and until the earlier of (i) the closing of such Disposition in accordance with Section 3 or 4, as applicable, of the Partnership Interest Sale Agreement and (ii) the final date upon which Section 3 or 4, as applicable, of the Partnership Interest Sale Agreement requires such a closing to take place (provided that TWC shall not take or permit to be taken any such action during any period of delay in such closing which results directly from a breach by AOLTW or TWC of its obligations under the Partnership Interest Sale Agreement).

        10.13 Effect of AT&T - Comcast Merger.(5) Upon consummation of the AT&T - Comcast Merger, the parties hereto acknowledge and agree that all of AT&T Corp.'s rights and obligations hereunder will automatically and without further action of any of the parties hereto be assigned to and assumed by AT&T Comcast. Upon execution of this Agreement by AT&T Comcast, AT&T Comcast will replace AT&T Corp. as a party hereto, and AT&T Corp. shall automatically be released from any and all of its obligations under this Agreement, and each party hereto shall execute and deliver such instruments as are reasonably requested by AT&T Corp. to evidence such release.

        10.14 Notices. All notices, requests and other communications to any party hereto shall be in writing (including facsimile transmission) and shall be given,


if to AOLTW:                                   AOL Time Warner Inc.
                                               75 Rockefeller Center Plaza
                                               New York, New York  10019
                                               Attention:    Executive Vice President
                                                             and General Counsel
                                               Fax:          (212) 258-3172

                                               Time Warner Cable Inc.
                                               75 Rockefeller Center Plaza
                                               New York, New York  10019
                                               Attention:    Executive Vice President
                                                             and General Counsel
                                               Fax:          (212) 258-3172

                                               With a copy to:

                                               Paul, Weiss, Rifkind, Wharton & Garrison
                                               1285 Avenue of the Americas
                                               New York, NY  10019
                                               Attention:    Robert B. Schumer
                                               Fax:          (212) 757-3990

if to AT&T Corp. prior to closing of the       AT&T Corp.
AT&T-Comcast Merger, to:                       295 North Maple Avenue
                                               Basking Ridge, New Jersey 07920
                                               Attention: Corporate Secretary
                                               Fax:          (908) 953-8360



------------------------

(5) In the event that the AT&T - Comcast Merger is consummated prior to the execution of this Agreement, this Section 10.13 shall be deleted and the Section numbers in the remainder of the document shall be appropriately adjusted.


                                               With a copy to:

                                               Wachtell, Lipton, Rosen & Katz
                                               51 West 52nd Street
                                               New York, New York  10019
                                               Attention:    Trevor S. Norwitz
                                               Fax:          (212) 403-2000

if to AT&T Comcast after closing of the        AT&T Comcast Corporation
AT&T-Comcast Merger, to:                       1500 Market Street
                                               Philadelphia, Pennsylvania 19102
                                               Attention: General Counsel
                                               Fax:          (215) 981-7794

                                               With a copy to:

                                               Davis Polk & Wardwell
                                               450 Lexington Avenue
                                               New York, New York  10017
                                               Attention:    Dennis S. Hersch
                                                             William L. Taylor
                                               Fax:          (212) 450-4800


or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

        10.15 Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        10.16 No Right to Partition. The Partners, on behalf of themselves and their shareholders, partners, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, except as otherwise expressly provided in this Agreement, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of the manner in which title to such property may be held.

        10.17   Entire Agreement; No Third Party Beneficiaries.

                (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        10.18 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby), and specifically, the Partnership shall be subject to the provisions of the Act, except to the extent modified by the provisions hereof.

        IN WITNESS WHEREOF, all of the parties hereto have executed this Agreement, effective as of the date first written above; provided, however, AT&T and AOLTW are parties to this Agreement solely for purposes of being bound by
Section 10.12 hereof and WCI is a party to this Agreement solely for purposes of
Section 9.4 hereof.

                                       TIME WARNER CABLE INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       AMERICAN TELEVISION &
                                       COMMUNICATIONS CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       MEDIAONE OF COLORADO, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       AT&T CORP.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                       AOL TIME WARNER INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                       WARNER COMMUNICATIONS INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                SCHEDULE 4.1(6)


A. ATC's Prior Partnership Interest shall be a portion of ATC's A Sub-Account (as defined in the Original Agreement) with a value equal to the Preferred Amount plus 1% of the value of the equity of TWE net of the Preferred Amount immediately following the TWE Distribution.

B. MediaOne's Prior Partnership Interest shall be the interest of MediaOne prior to the transactions contemplated by the Restructuring Agreement.

C. TWC's Prior Partnership Interest shall be the aggregate partnership interests of (i) ATC and WCI (other than ATC's Prior Partnership Interest as described above in this Schedule 4.1) immediately following the TWE Distribution and (ii) the Company prior to the transactions contemplated by the Restructuring Agreement.





------------------------

(6) All capitalized terms used in this Schedule 4.1 unless defined herein shall have the meanings set forth in the Restructuring Agreement.